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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                                                CONFORMED COPY

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     January 29, 1997
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                  CAPTEC FRANCHISE CAPITAL PARTNERS L.P. II
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             (Exact name of registrant as specified in its charter)


            DELAWARE                   33-44654C                38-3019164
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 (State or other jurisdiction      (Commission File No.)   (IRS Employer
  of incorporation)                                         Identification  No.)

 24 FRANK LLOYD WRIGHT DR. , P.O. BOX 544,  ANN ARBOR,  MICHIGAN        48106
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                   (Address of principal executive offices)           (Zip Code)


             Registrant's telephone number, including area code:
                        (313) 994-5505 (800) 522-7832
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                                Not Applicable
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        (Former name or former address, if changed since last report)












    This report contains nine pages.  There is one exhibit attached hereto.





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Item 2. Acquisition or Disposition of Assets.


     Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Captec Franchise Capital Partners L.P. II (the "Partnership") dated May 7, 1992, as supplemented to date (the "Prospectus").

     On January 29, 1997 the Partnership sold two net leased real estate properties (including land and building) for $2,335,000 and three net leased equipment packages for $425,000 (the "Assets") to Captec Net Lease Realty, Inc., a Michigan corporation ("Purchaser") and an affiliate of Captec Franchise Capital Corporation II, the managing general partner of the Partnership ("Managing General Partner"). The sale was effective as of January 1, 1997. The Purchaser and the Managing General Partner of the Partnership have the following common directors, shareholders and officers: Patrick L. Beach and W. Ross Martin.

     All rights and obligations under the leases were assigned to the Purchaser. The total sale price of $2,760,000 (the "Sale Price") included a $325,000 settlement paid to the Partnership by Tropicana Taco Cabana, Ltd., which amount was transferred to the Purchaser in the sale. In addition, the Purchaser assumed the note payable to Heller Financial, Inc. with a principal balance as of January 29, 1997 of $742,425 and assumed the accrued liability of $7,424 related to a prepayment premium on the note.

     The Sale Price was determined by valuing the properties in excess of recent MAI appraisals and by valuing the equipment leases by computing the net present value of the remaining rental payments due under those leases and estimated residual values of such equipment.

     The sale of the Assets was recommended by the Managing General Partner of the Partnership in a Plan of Liquidation dated November 18, 1996 (the "Plan") which was mailed to all limited partners and which required a vote in favor of the Plan prior to proceeding with the sale. The Plan was approved by a majority of the limited partners on December 23, 1996.

     Simultaneous with the sale, after paying all expenses of the Partnership, the Partnership was liquidated. The liquidation resulted in a final distribution to the limited partners on January 28, 1997 in the amount of $2,000,569; or $515.47 per Unit.

DESCRIPTION OF ASSETS

     The Partnership sold the land and a 3,800 square foot building located at 3575 West Tropicana Blvd., Las Vegas Nevada (the "Las Vegas Property") for $1,755,000. At the time of sale, the Partnership obtained an independent MAI appraisal on the Las Vegas Property. The appraised value as of November 1996 was $1,100,000.

     The Partnership sold its interest in CFCP II (the "Joint Venture"), a joint venture which was formed for the sole purpose of acquiring the land and 3,400 square foot building located at 13606 Bruce B. Downs Blvd., Tampa, Florida (the "Tampa Property"). The Partnership obtained an independent MAI appraisal on the Tampa Property reflecting the value attributable to the Partnership interest of $490,590, as of November 1996.

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     The Partnership sold three equipment packages that are currently under lease to various tenants for a total of $425,000. The Partnership sold a modular building, which is classified as equipment, being used in the operation of a Checkers Drive-In-Restaurant located in Kissimme, Florida for $132,000; restaurant equipment being used in the operation of a Schlotsky's Deli located at 2835 N. Memorial Parkway, Huntsville, Alabama for $88,000; and restaurant equipment being used in the operation of an Italian Oven located at Cedar Knoll Galleria, Ashland, Kentucky for $205,000.


Item 7.  Exhibits and Reports on Form 8-K


         (c)  The following exhibit is included herein:


Number  Exhibit
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2       Plan of Liquidation dated November 18, 1996



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             By:  Captec Franchise Capital Corporation II
                                  Managing General Partner of
                                  Captec Franchise Capital Partners L.P. II


                             By:  /s/ W. Ross Martin
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                                  W. Ross Martin
                                  Vice President and Chief Financial Officer

                             Date: March 10, 1997



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